Exhibit 10.4

	Mike DuBose	www.vertisinc.com
TURN TO US	Chairman & Chief Executive Officer
250 West Pratt Street Suite 1800 Baltimore, MD 21201
D: 410.361.8367 F: 410.528.9287
mdubose@vertisinc.com

May 21, 2007

VIA HAND DELIVERY

Steve Tremblay

Dear Steve:

This letter (“Letter Agreement”) confirms our agreement concerning your resignation as Chief Financial Officer of Vertis Holdings, Inc., Vertis, Inc. and their subsidiaries and affiliates (collectively “Vertis”) effective May 21, 2007, and the special benefits that are being offered to you in order to ensure a smooth transition. Although you are resigning your role as Chief Financial Officer with Vertis, Vertis has asked you to stay as Senior Vice President Corporate Development through at least June 30, 2007, and will thereafter provide to you severance benefits set forth herein, as well as other valuable consideration set forth below. You agree that the memorandum of July 1, 2005 from Mr. Durbin is null and void in exchange for the consideration set forth herein.

1.                                      Resignation and Termination of Employment.

(a)    Effective May 21, 2007, you hereby resign your position as Chief Financial Officer of Vertis, as well as your position on any Board of Directors or as an Officer of any Vertis companies. Your at will employment with Vertis will continue, in the capacity of Senior Vice President Corporate Development through at least June 30, 2007 and as long as December 31, 2007 or such other mutually agreeable extension date (the “Date of Termination”), at which time your employment will terminate. Through the Date of Termination, you will continue to receive your current base salary, less applicable withholding taxes and lawful deductions and you shall continue to be eligible to participate in all Vertis retirement, health and welfare benefit plans, including any automobile allowance, medical, prescription, dental, disability, life insurance, accidental death and travel accident insurance plans and programs maintained by Vertis.

(b)    You may terminate your employment at any time by notifying me. However, in order to be eligible to receive the consideration set forth herein you may not terminate your employment prior to June 30, 2007. Given your at will status, Vertis may terminate your employment prior to June 30, 2007, prior to December 31, 2007 or any subsequent mutually agreeable extension; however, as long as you have honored your obligations set forth herein you shall be entitled to the consideration set forth below.

(c)    In the event you complete your obligations set forth herein and terminate your employment on or after June 30, 2007 Vertis agrees to pay you eighteen months of severance at your current rate of pay minus all applicable and legally required deductions. For purposes of

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clarification only, current rate of pay does not include auto allowance. Vertis will pay you said severance payments ratably over the eighteen (18) month period following the Date of Termination, in accordance with the Company’s normal payroll practices. Further and subject to the same conditions precedent, Vertis agrees to pay you a pro rata portion of your bonus under the Vertis Management Incentive Compensation Plan (“MICP”), subject to all of its terms and conditions, including without limitation, payment on the same date as other executives. The pro rata portion shall be calculated as the amount you would have been eligible for had you stayed employed under the MICP multiplied by a fraction the numerator of which is the number of months you are employed in 2007 and the denominator of which is twelve.

(d)    409A SAFE HARBOR. Notwithstanding anything in this Letter Agreement to the contrary, in no event shall Vertis commence payment or distribution to you of any amount that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, earlier than the earliest permissible date under Section 409A of the Code that such amount could be paid without additional taxes or interest being imposed upon you under Section 409A of the Code. If any payments are delayed pursuant to the immediately preceding sentence, Vertis shall accrue such payments and pay them without interest, in a lump sum cash payment, to you on the first business day upon which the payment may be made in compliance with Section 409A of the Code. Vertis and you agree that you will each execute any and all amendments to this Agreement as each mutually agree in good faith may be necessary to ensure compliance with the distribution provisions of Section 409A of the Code.

(e)    Further, in the event you complete your obligations set forth herein and terminate your employment on or after June 30, 2007 Vertis agrees to pay for out placement for you not to exceed a total cost of $20,000 and to be completed within six months of your Date of Termination.

2.                                      Transition Period. Until the Date of Termination, you agree to assist Barry Kohn as reasonably requested in his new role as Chief Financial Officer and to make yourself available to respond to business-related inquiries from Vertis’s officers, directors and/or shareholders. Specifically you agree that in this transition to maintain a positive attitude in all communications with Mr. Kohn and Vertis’ officers, directors and/or employees and other stakeholders such as investors. Vertis agrees that at all times it, its officers, directors, and employees will maintain a similar attitude and treat you in a dignified manner. In your role as Senior Vice President of Corporate Development you will complete analyses on acquisitions and divestures as assigned by me, facilitate due diligence and strategy of any acquisitions and divestures as assigned by me, work with the executive team on any such acquisitions or divestures including integration post closing, introduce and transition investor relationships from yourself to Mr. Kohn, transition the treasury function to Mr. Kohn or such other person that the Board appoints, and other special projects that I assign to you. You will report to me.

3.                                      Equity Interests. You are a party to certain Restricted Stock Agreements (collectively the “Restricted Stock Agreements”), under which you are the beneficial owner of an equity stake in Vertis. The Restricted Stock Agreements shall continue to govern your beneficial ownership in Vertis and you acknowledge that upon the Date of Termination you will terminate

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your beneficial ownership and forfeit the unvested shares as provided for in the Restricted Stock Agreement.

4.                                      Indemnification. Except to the extent inconsistent with Vertis’s certificate of incorporation or bylaws, Vertis will indemnify you against any claim arising out of your employment to the fullest extent permitted by law with respect to your service as an employee, officer, and director of Vertis and its subsidiaries, which indemnification shall be provided following your termination of employment for so long as you may have liability with respect to your service as an employee, officer or director of Vertis. You will be covered by a directors’ and officers’ insurance policy with respect to your acts as an officer and director while employed by Vertis to the same extent as all other Vertis officers and directors under such policies.

5.                                      Releases and Covenants Not to Sue.

(a)                                  In keeping with our intent to provide for an amicable separation, for yourself and your heirs and personal representatives, you hereby release and forever discharge Vertis, and its subsidiaries, affiliates, successors, benefit plans, directors, officers and employees (the “Vertis Released Parties”), from and against all liability, damages, actions and claims of any kind whatsoever, known and unknown, that you now have or may have had, or thereafter claim to have, on behalf of yourself or any other person or entity, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date of this Letter Agreement, including, but not limited to, all such matters arising out of, or related in any way to, your employment or termination of employment with Vertis. You expressly acknowledge and agree that, to the maximum extent permitted by law, this Release includes, but is not limited to, your release of any tort and contract claims and any claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Employee Retirement Income Security Act, and all other federal, state and local laws pertaining to employment and/or employment discrimination other than the Age Discrimination and Employment Act. By signing this Letter Agreement, you also expressly acknowledge and represent that you have suffered no injuries or occupational diseases arising out of or in connection with your employment with Vertis and have received all wages to which you were entitled as an employee of Vertis.

(b)                                 You agree not to file, join in or prosecute any lawsuits or arbitrations against Vertis or any of the other Vertis Released Parties, concerning any matter, act, occurrence, or transaction which arose on or before the date of this Letter Agreement. Although you are not precluded from filing a charge with the EEOC or from participating in an EEOC investigation or proceeding, you expressly waive your right to any monetary recovery beyond the consideration herein or any other individual relief in connection with any EEOC charge or other administrative action, to the maximum extent permitted by law.

(c)                                  Prior to you receiving any payments under this Letter Agreement which are payable after your termination of employment with Vertis, Vertis may require you to execute an additional general release covering the period of time through your last day of employment. The additional general release will be in a form substantially similar to the form attached as Appendix A.

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(d)                                 Except as provided in Section 5(e) below, Vertis hereby releases you, your heirs personal representatives and estate, from and against all liability, damages, actions and claims of any kind whatsoever, known and unknown, that Vertis now has or may have had or hereafter claims to have had on behalf of Vertis or any other Person claiming through Vertis at any time, arising out of or relating in any way to any acts or omissions done or occurring in whole or in part prior to and including the date of this Letter Agreement, including, but not limited to all such matters of, or related in any way to Vertis’s employment of you (the “Vertis Release”).

(e)                                  Notwithstanding anything in this Letter Agreement to the contrary, nothing in this Letter Agreement, including, without limitation, the foregoing releases will relinquish, diminish, or in any way affect (i) any rights or claims arising out of this Letter Agreement, including any breach by Vertis or you, as applicable, of this Letter Agreement; (ii) any right or claim you may have, if any, to indemnification under Vertis’s (or as to any other entities for which you serve as a director or officer, such entity’s) certificate of incorporation or bylaws; (iii) any rights you may have as a holder of any equity interest in Vertis or any rights or claims you may have, if any, under a Vertis benefit plan, program or policy, except to the extent modified by this Letter Agreement; (iv) any right to reimbursement for business expenses incurred during the course of your employment with Vertis and in accordance with Vertis’s policies with respect to the reimbursement of business expenses; (v) any right or claim you, Vertis or any other Vertis Released Party may have to obtain contribution as permitted by applicable law in an instance in which both you, on the one hand, and any of the Vertis or any other Vertis Released Party, on the other hand, are held to be jointly liable; (vi) any rights or claims that Vertis or any other Vertis Released Party may have against you based on, or arising out of, any criminal conduct or intentional misconduct that you may have engaged in or any act or omission with respect to which Vertis would not have the power to indemnify you under the provisions of Section 145 of the Delaware General Corporation Law regarding indemnification of corporate officers and directors; or (vii) any rights or claims that, as a matter of law, cannot be released or waived.

7.                                       Governing Law and Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without reference to principles of conflict of laws. All disputes arising under or related to your employment or the provisions of this Agreement shall be settled by arbitration under the rules of the American Arbitration Association then in effect, such arbitration to be held in Baltimore Maryland, as the sole and exclusive remedy of either party. The arbitration shall be heard by one arbitrator mutually agreed upon by the parties, who must be a former judge. In the event that the parties cannot agree upon the selection of the arbitrator within 10 days, each party shall select one arbitrator and those arbitrators shall select a third arbitrator who will serve as the sole arbitrator. The arbitrator shall have the authority to order expedited discovery, hearing and decision, including the ability to set outside time limits for such discovery, hearing and decision. The parties shall direct the arbitrator to render a decision not later than 90 days following the arbitration hearing. Judgment on any arbitration award may be entered in any court of competent jurisdiction.

8.                                       Business Responsibility Agreement. You agree to execute the Business Responsibility Agreement attached as Appendix B to this Letter Agreement simultaneously with your execution of this Letter Agreement and in further consideration of the benefits contained herein. Appendix

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B shall supersede any and all similar agreements between you and Vertis, including without limitation, the April 28, 1997 Key Employee Agreement and the August 8, 2005 Business Responsibility Agreement. To the extent any terms in Appendix B conflict with this Letter Agreement regarding matters, which are the subject of Appendix B, the terms of Appendix B shall control. To the extent any terms in Appendix B conflict with this Letter Agreement regarding matters in which are the subject of this Letter Agreement, the terms of this Letter Agreement shall control. Once Appendix B is executed it shall exist and survive independently of your performance under the Letter Agreement.

9.                                      Successors.

(a)                                  This Letter Agreement is personal to you and without the prior written consent of Vertis, your rights under this Letter Agreement shall not be assignable (except by will or the laws of descent and distribution).

(b)                                 This Letter Agreement shall inure to the benefit of and be binding upon Vertis and its successors and assigns.

(c)                                  Vertis shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Vertis expressly to assume and agree to perform this Letter Agreement in the same manner and to the same extent that Vertis would have been required to perform it if no such succession had taken place. As used in this Letter Agreement, the term “Vertis” shall mean both Vertis as defined above and any such successor.

10.                               Miscellaneous.

(a)                                  This Letter Agreement incorporates by specific reference the Restricted Stock Agreements, except where specifically modified herein. Unless otherwise noted, this Letter Agreement supersedes any and all other agreements or proposals, written or oral, made by Vertis or any Released Party, or on their behalf to you, including but not limited to, the July 1, 2005 memorandum from Mr. Durbin, the April 28, 1997 Key Employee Agreement and the August 8, 2005 Business Responsibility Agreement. This Letter Agreement and its two Appendices are the full and final understanding between you and Vertis. You agree that there are no additional promises or terms among you and Vertis other than those contained or referred to herein, and that this Letter Agreement shall not be modified, waived or amended except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)                                 Notwithstanding any other provision of this Letter Agreement, Vertis may withhold from amounts payable under this Letter Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

(c)                                  Your or Vertis’s failure to insist upon strict compliance with any provisions of, or to assert any right under, this Letter Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Letter Agreement.

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If the foregoing terms are acceptable to you, please confirm your agreement by signing your name below. Your signature below will indicate that you are entering into this Letter Agreement freely and with a full understanding of its terms and effect.

Very truly yours,

/s/ Mike DuBose

Mike DuBose,
On behalf of Vertis, Inc. and
Vertis Holdings, Inc.

AGREED AND ACCEPTED:

/s/ Steve Tremblay
Steve Tremblay

Date:	5/30/07

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Appendix A

SUPPLEMENTAL RELEASE AND COVENANT NOT TO SUE

In consideration of the payments and benefits provided, and to be provided, to me by Vertis, Inc. and/or its subsidiaries and other affiliates (hereinafter referred to collectively as “Vertis” or the “Company”) pursuant to the Letter Agreement dated May 21, 2007 which I executed on                  , 2007, and in accordance with that Letter Agreement, I, Steve Tremblay, for myself and my heirs, personal representatives, and assigns, hereby release and forever discharge Vertis, its subsidiaries, affiliates, and successors, and each of their directors, officers, and employees (the “Vertis Released Parties”) from and against all liability, damages, actions, and claims of any kind whatsoever, known and unknown, that I now have or may have had, or thereafter claim to have, on behalf of myself or any other person or entity, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date of this Supplemental Release and Covenant Not to Sue (“Supplemental Release”) including, but not limited to, all such matters arising out of, or related in any way to, my employment or termination of employment with Vertis or any of its subsidiaries or affiliates.

By this Supplemental Release, I hereby release any tort and contract claims and any claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Employee Retirement Income Security Act, and all other federal, state and local laws pertaining to employment and/or employment discrimination other than the Age Discrimination in Employment Act. I further expressly acknowledge and represent that I have suffered no injuries or occupational diseases arising out of or in connection with my employment with Vertis and have received all wages to which I was entitled as an employee of Vertis.

I agree not to file, join in or prosecute any lawsuits against Vertis or any of the other Vertis Released Parties, concerning any matter, act, occurrence, or transaction which arose on or before the date of this Supplemental Release. Although I am not precluded from filing a charge with the EEOC or participating in an EEOC investigation or proceeding, I expressly waive my right to any monetary recovery beyond the consideration herein or any other individual relief in connection with any EEOC charge or other administrative action, to the maximum extent permitted by law. I expressly represent that as of the date that I sign this Supplemental Release, I have not filed any grievances, claims, complaints, administrative charges or lawsuits against Vertis or any Vertis Released Party.

Notwithstanding anything in this Supplemental Release to the contrary, nothing in this Supplemental Release will relinquish, diminish, or in any way affect (i) any rights or claims arising out of the Supplemental Release, including any breach by Vertis of the Supplemental Release; (ii) any right or claim I may have, if any, to indemnification under Vertis’s (or as to any other entities for which I serve as a director or officer, such entity’s) bylaw, certificate of incorporation or other organizational or charter documents or under any other plan, program, policy or arrangement of Vertis or such entity; (iii) any rights I may have as a holder of equity interest in Vertis or any rights or claims I may have, if any, under a Company benefit plan, program or policy; (iv) any right to reimbursement for business expenses incurred during the

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course of my employment with Vertis and in accordance with Vertis’s policies with respect to the reimbursement of business expenses; (v) any right or claim I may have to obtain contribution as permitted by applicable law in an instance in which both I, on the one hand, and any of Vertis or any other Vertis Released Party, on the other hand, are held to be jointly liable; (vi) any rights or claims that, as a matter of law, cannot be released or waived; or (vii) any rights or claims arising out of the Letter Agreement dated May 21, 2007, including any breach by Vertis of that Letter Agreement.

By voluntarily executing this document, I confirm that I understand and accept the terms of this document having had the option to have said terms reviewed by my attorney.

/s/ Steve Tremblay
Steve Tremblay

5/30/07
Date

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Appendix B

BUSINESS RESPONSIBILITY AGREEMENT

As you know, your position involves exposure and access to very sensitive areas of the business of Vertis Communications (“Vertis”), including confidential and proprietary information. This agreement (“BRA”) confirms the terms and conditions of your access to that information, and it reflects the agreement between you and Vertis that compliance with these terms is essential to your employment with Vertis. You also understand that the obligations of this letter are in addition to the obligations set forth in Vertis’ current Employee Handbook.

In consideration of the Letter Agreement dated May 21, 2007 and your eligibility for positions that give you access to Vertis’ confidential and proprietary information and for other consideration, you and Vertis agree as follows:

1.                                       Business Conduct. In addition to the terms and conditions in this Agreement, you are subject to the Vertis Employee Handbook, including any updates or changes, and the Vertis Code of Conduct, as well as all other policies and procedures of Vertis. You agree at all times to perform faithfully the duties assigned to you to the best of your ability, experience and talents and you will not do any other work that interferes with or creates a real or perceived conflict of interest with your responsibilities for Vertis.

2.                                       Confidentiality. You acknowledge that the successful marketing and development of Vertis’ products and services requires substantial time and expense. Such efforts generate valuable proprietary and confidential information for Vertis that gives Vertis a business advantage over others who do not have such information. You acknowledge that during and in connection with your employment with Vertis you have developed and/or acquired, and/or will develop and/or acquire, Confidential Information (as defined in this Agreement). You agree to use your best efforts and the utmost diligence to guard and protect all Confidential Information of Vertis. Vertis “Confidential Information” includes all information about the business of Vertis and its affiliates which has not been made available generally to the public by Vertis, whether or not it is reduced to writing. It includes, without limitation, any information about Vertis customers; Vertis’ marketing methods, business plans and related data; the costs of any materials; the prices, discounts or terms at which it sells its products or services; manufacturing processes and costs; sales costs; financial information; compensation paid to employees, and other proprietary information and trade secrets. You will not, at any time during or after your employment by Vertis, disclose or use for yourself or for the benefit of any other person or entity any Vertis Confidential Information. If your employment by Vertis is terminated for any reason, you will leave with Vertis any and all company and personal records, papers, electronic media and materials, which contain or otherwise disclose Vertis Confidential Information.

3.                                       Discoveries and Inventions. You will promptly report to Vertis any and all discoveries, inventions or improvements of any nature, whether or not patentable, which you discover, conceive or make during the period of your employment, which relate to the business of Vertis. All such discoveries, inventions and improvements will be the sole and exclusive property of

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Vertis. During or after your employment with Vertis, you will execute any documents Vertis deems necessary for the protection of its interest in discoveries, inventions and improvements.

4.                                       Conflicts of Interest. You will avoid actual, perceived or potential conflicts of interest with Vertis’ business. In this regard, you agree not to accept any cash or cash equivalents, no matter what the value, or to accept any gifts, entertainment or gratuities with a value over $100.00 from actual or prospective customers, suppliers, competitors or others with whom Vertis has business relationships. In addition, you agree not to have, directly or indirectly, financial interests in companies that compete with or supply to Vertis. If any actual or potential conflict of interest arises, you agree to report them immediately in writing to an officer of Vertis.

5.                                       Company Property. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, mailing lists, calendars, card files, rolodexes, and all other written, digital and graphic records affecting or relating to the business of Vertis and its affiliates, regardless of the medium in which such information is stored (“Company Property”) shall be and remain the sole and exclusive property of Vertis. You agree not to remove any Company Property from Vertis’ premises at any time unless that Company Property is necessary to the duties which you must perform outside of Vertis’ premises. If your employment with Vertis or its affiliates terminates for any reason, you shall promptly deliver to Vertis all Company Property which is or has been in your possession. You shall not maintain in any medium any copy or other reproduction of any Company Property after the termination of employment.

6.                                       Employee Solicitation. You agree that Vertis invests substantial time and effort in assembling its personnel. You agree that during your employment and for a period of two (2) years after its termination for any reason, you will not, for yourself or as a stockholder, director, officer, partner, agent or employee of any other person, firm or corporation, directly or indirectly solicit any employee of Vertis or its affiliates for employment or retention in any capacity by yourself or another entity.

7.                                       Customers Solicitation. You agree that the relationships of Vertis and its affiliates with their customers are solely the assets and property of Vertis. You agree that during and for a period of two (2) years following termination of your employment with Vertis or its affiliates for any reason, you will not, for yourself or as a stockholder, director, officer, partner, agent or employee of any other person, firm or corporation, directly or indirectly solicit, contact, serve or have any dealing with or attempt to solicit, contact serve or have any dealing with, for a Similar Purpose, any of the customers of Vertis or its affiliates with whom you had material contact or any material knowledge of on behalf of Vertis or its affiliates during the twelve (12) month period before your termination. “Similar Purpose” means the manufacture, development, sale or servicing of any product or service competitive with, or usable for substantially the same purposes as, any product or service manufactured or sold or in the process of development by Vertis or its affiliates. “Material contact” means: (i) direct personal contact with customer for the purpose of selling the products or services of Vertis or its affiliates to the customer or (ii) any direct supervision of the direct personal contacts other employees of Vertis or its affiliates may

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have with customers. “Material knowledge” means access to pricing, margin or customer preferences or needs derived solely from Vertis Confidential Information.

8.                                       Non-Competition. You agree that during and for a period of two (2) years following termination of your employment with Vertis or its affiliates for any reason, you will not, for yourself or as a stockholder, director, officer, partner, agent or employee of any other person, firm or corporation, directly or indirectly, render any services in connection with the manufacture, development, sale or servicing of any product or service competitive with, or usable for substantially the same purposes as, any product or service manufactured or sold or in the process of development by Vertis or its affiliates. This section shall not preclude any investment in a security listed in a national securities exchange, if such investment is limited to not more than one percent (1%) of the outstanding value of such security.

9.                                       Interpretation of Obligations. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions will remain in effect and will not be affected, impaired or invalidated. If a court should determine that any restrictive provision in this Agreement is unenforceable because of over-breadth, then the court will modify the provision to make it reasonable and enforceable under the circumstances.

10.                                 Injunctive Relief. You acknowledge that if you violate any of the provisions in this Agreement, Vertis will be damaged irreparably, it will be difficult to determine the resulting damages to Vertis and that monetary damages would not be adequate in any event. In addition to any other remedies it may have, Vertis shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting a bond or other security thereof to prevent any breach, continuing breach, or threatened breach of the covenants set forth herein.

11.                                 Other Employment After Termination. You acknowledge the restrictions in this Agreement are reasonably designed to protect Vertis’ Confidential Information and other legitimate business interests. You acknowledge and represent that you have substantial experience and knowledge such that you can readily obtain subsequent employment which does not violate this Agreement. You also agree that Vertis may notify any of your future or prospective employers as to the existence and provision of this Agreement and as to its intention to enforce its rights.

13.                                 Miscellaneous. This Agreement is governed by and construed in accordance with the laws of the State of Maryland. If any legal action is necessary to enforce the terms or conditions of this Agreement, the parties agree that the Courts of the State of Maryland shall have proper venue and jurisdiction for the bringing of such action. Nothing in this Agreement shall affect the continued validity, effectiveness, and enforceability of any confidentiality agreement, nondisclosure agreement, or similar agreement, all of which remain in full force and effect. This Agreement may be modified only in writing executed by the parties. Waiver of any default or breach of this Agreement shall not constitute a waiver of any other default or breach. You acknowledge that your obligations under this Agreement are unique and personal. Therefore, you may not assign any of your rights or delegate any of your duties or obligations under this Agreement.   Vertis may assign its rights, duties or obligations under this Agreement to any

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person or entity with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets or as a consequence of a corporate reorganization or merger between Vertis and any of its affiliates.

You certify that you have read this Agreement, studied it, and have had sufficient opportunity to ask questions, and understand all rights and obligations under the Agreement. You also certify that you had the option of seeking legal counsel regarding this Agreement prior to execution. If this Agreements acceptable to you, please sign the enclosed copy and return it to me.

/s/ Mike DuBose

Mike DuBose,

On behalf of Vertis, Inc. and Vertis Holdings, Inc.

Accepted and Agreed

Signature:	/s/ Steve Tremblay

Steve Tremblay

Date:	5/30/07

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